                                                              EXHIBIT 10.13

                             EMPLOYMENT AGREEMENT

              THIS AGREEMENT, made this 15th day of December ,1994, by and between VISUAL NETWORKS, INC., a Delaware corporation (the "Company") and SCOTT STOUFFER, an individual residing in the State of Maryland
  ("Employee").

                                  BACKGROUND

              The Company and Employee are parties to an agreement in principle relating to his employment with the Company (the "Agreement in Principle"); which Agreement in Principle the Company and Employee desire to terminate by execution hereof. The Company wishes to continue to employ Employee, and Employee wishes to continue to be employed by the Company, all on the terms and conditions contained in this Agreement.

              NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Employee agree as follows:

              1. Employment. The Company hereby employs Employee and Employee hereby accepts employment by the Company for the term set forth herein and upon the terms and conditions contained in this Agreement.

              2.  Office and Duties.

                  (a) Employee shall serve the Company as its President and Chief Executive Officer and shall have such authority and such responsibilities as is consistent with such position and as the Company's Board of Directors may determine from time to time. Employee shall serve as a member of the Company's Board of Directors without additional compensation.

                  (b) Throughout the term of this Agreement, except as provided in Section 2(c) below, Employee shall devote his entire working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company.

                  (c) Notwithstanding the provisions of Section 2(b) hereof, Employee may engage in activities in connection with any charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided, however, that such activities do not interfere with his performance of his responsibilities and obligations pursuant to this Agreement.

              3. Term. This Agreement shall be for a term of two (2) years, commencing on the date of this Agreement, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the original or any renewal term by giving the other party notice of such election at least ninety (90) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one (1) year commencing on the day after the expiration of the then current term.

              4.  Compensation.

                  (a) For all of the service rendered by Employee to the Company, Employee shall receive an annual base salary (inclusive of all applicable income, Social Security and other taxes and charged) of Ninety Thousand dollars ($90,000), payable in reasonable periodic installments in accordance with the Company's regular payroll practices in effect from time to time. Annual increases to base salary, if any, shall be approved by the Compensation Committee of the Company's Board of Directors; provided that the unanimous approval of the Compensation Committee shall be required for any increase(s) in the base salary of Employee which exceed an aggregate amount equal to ten percent (10%) of Employee's base salary for the previous year.

                  (b) In addition to Employee's base salary, the Company from time to time may pay Employee such bonuses or other additional compensation as the Compensation Committee of the Board of Directors of the Company may determine; provided that the unanimous approval of the Compensation Committee shall be required for any increase(s) in bonuses (or stock options) granted to Employee which exceeds an aggregate amount equal to ten percent (10%) of Employee's bonus(es) (or stock options) (as the case may be) the previous year other than for bonuses pursuant to the Company's management bonus pool arrangement.

                  (c) Throughout the term of this Agreement and as long as they are kept in force by the Company, Employee shall be entitled to participate in and receive the benefits of any health, life or accident insurance plans or programs made available to other similarly situated employees of the Company.

                  (d) Employee shall be entitled to fifteen (15) business days paid leave in accordance with the Company's leave plan as in effect from time to time, if any (for vacation, illness, personal or otherwise) during each year of the term of this Agreement.

                  (e) Employee shall be entitled to twenty (20) business days "sabbatical" following the completion of each four (4) years of employment with the Company. Such "sabbatical" must be taken within a finite period of being earned, such period to be in accordance with the Company's leave plan as in effect from time to time, if any, or if no such policy shall be in effect, as shall be determined by the Board of Directors of the Company.

              5. Expenses. The Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee's duties hereunder upon presentation of expense statements or vouchers and such other supporting



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information as it may from time to time request; provided that Employee complies with all applicable Company procedures and practices relating to reimbursement of expenses in effect from time to time.

              6.  Disability.

                  (a) If Employee is unable to perform his duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness or any similar cause, Employee shall be considered "Disabled". In the event Employee shall become Disabled, the Company will continue the payment of Employee's base salary at its then current rate for a period equal to the period of time that Employee continues to be Disabled; provided that, in no event shall the Company be required to continue the payment of Employee's base salary for more than one hundred eighty (180) days following the date Employee first becomes Disabled. Upon becoming Disabled, Employee shall also be entitled to receive those benefits to which Employee may be entitled as a result of Employee's participation under a death or disability plan in which Employee is a participant as an employee of the Company, if any.

                  (b) In the event Employee shall be Disabled for a period of more than one hundred eighty (180) consecutive days or for a cumulative period of more than one hundred eighty (180) days during any twelve month period, Employee shall be considered "Long Term Disabled", the Company shall have the right to terminate Employee's employment under this Agreement upon written notice thereof to the Employee, in which event the Company shall have no further liability or obligation to Employee for compensation or benefits hereunder by reason of such termination. In the event that the Company does not exercise such right of termination, the Company shall have no liability or obligation to Employee for compensation or benefits hereunder during the period of time that Employee is considered to be Long Term Disabled.

              7. Death. If Employee dies, Employee's employment under this Agreement shall automatically terminate and, all payments hereunder shall cease on the date of Employee's death, except for those payments which were due at such time, including any unpaid salary, expense reimbursements, or bonuses that are owed and Company shall have no further obligations or liabilities hereunder to Employee's estate or legal representative or otherwise, except under any death or disability plan in which Employee is a participant as an employee of the Company, if any. Any management pool bonus that otherwise would have been due to Employee at year end shall be prorated up to the time of Employee's death.

              8. Termination of the Company's Business. If the Company shall discontinue its business, the Company may terminate Employee's employment under this Agreement on thirty (30) days prior written notice, and in such event the Company shall have no further obligations or liabilities hereunder and Employee shall be released from the restrictions continued in Sections 12(a) and 12(b) hereof.


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              9.  Discharge for Cause.  The Company may terminate Employee's employment under this Agreement at any time for "cause." For purposes of this Agreement, "cause" shall be defined as:

                  (a)   conviction in a court of law of any felony;

                  (b) willful violation of specific and lawful directions from the Board of Directors of the Company or excessive absenteeism which shall continue for a period of thirty (30) days after written notice thereof is given of such violation or absenteeism;

                  (c) embezzlement or theft of Company assets, or other fraud or dishonesty as determined in a court of law;

                  (d) material breach by Employee of the provisions of this Agreement, which breach shall continue for a period of thirty (30) days after a written notice thereof is given to Employee; or

                  (e) material breach of any of the covenants or obligations set forth in that certain Stockholders and Registration Rights Agreement, dated the date hereof, among the Company and the holders of its capital stock, which breach continues for a period of thirty (30) days after a written notice thereof is given to Employee.

            10.   Termination Without Cause.

                  (a) The Company may terminate Employee's employment hereunder at any time, for any reason, with or without cause, effective upon the date designated by the Company upon not less than 45 days prior written notice to Employee.

                  (b) In the event of a termination of Employee's employment hereunder pursuant to Section 10(a) hereof, Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary and bonuses, plus a liquidated termination fee equal to six (6) months base salary. All other liabilities or obligations of the Company to Employee, including without limitation, base salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable law and applicable to Employee. Except as specifically set forth in this Section 10, the Company shall have no liability or obligation hereunder by reason of such termination.

            11. Company Property. All computer software and documentation, advertising, sales, manufacturer's and other materials or articles of information, or other proprietary information of the Company, including without limitation, data processing reports,


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

customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Employee by the Company or developed by Employee on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with Employee's employment hereunder, are and shall remain the property of the Company. If the Company requests the return of such materials at any time during Employee's employment, Employee shall immediately deliver the same, and Employee shall also deliver the same immediately upon termination of Employee's employment hereunder.

            12.   Nonsolicitation, Trade Secrets, Etc.

                  (a) During the term of this Agreement and for a period of twenty-four (24) months after the termination of his employment with the Company for any reason whatsoever (such twenty-four (24) month period being reduced to twelve (12) months in the event Employee remains an employee of the Company for four (4) years following the date hereof), Employee (i) shall not directly or indirectly induce or attempt to influence any employee, consultant, supplier, customer or prospective customer of the Company to terminate his, her or its relationship with the Company, or employ any employee, or retain, in competition with the Company, consultant, supplier, customer or prospective customer of the Company, and shall not solicit or do business in competition with the Company with anyone that is a customer, prospective customer or supplier of the Company on the date that Employee's employment is terminated hereunder, and (ii) shall not engage in (as principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business activities which are in competition with business activities carried on by the Company, or being definitely contemplated by the Company, at the time of the termination of Employee's employment. For purposes hereof, a "prospective customer" shall mean a sales lead with whom the Company has made contact by means of personal visits, demonstrations, telephone calls or personally directed mail. For purposes hereof, business activities shall be deemed to be "in competition" with the Company if they are activities related to software and/or hardware products to be embedded in a network infrastructure whose primary purpose is to aid in the maintenance and support of wide-area data communications networks based on Frame Relay or Asynchronous Transfer Mode technologies, or technologies developed by, or being definitely contemplated by, the Company.

                  (b) During the term of this Agreement and for a period of three (3) years thereafter, Employee shall not disclose, communicate or divulge to, to use for the direct or indirect benefit of any person, firm, association or company other than the Company, any material referred to in Paragraph 11 above or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by the Company or any names and addresses of customers or clients or any other confidential information relating to or dealing with prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of the Company, made known to Employee or learned or


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

acquired by Employee while in the employ of the Company or acting as an officer, director or principal of the Company.

                  (c) Any and all writing, inventions, improvements, processes, computer software and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or definitively contemplated by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company. Employee shall make full disclosure to the Company of all such writings, inventions, improvements, processes, computer software, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in the Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvement, processes, computer software, procedures and techniques and otherwise aid and assist the Company so that the Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals and extensions thereof, and can obtain the record title to such copyright or patents so that the Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

                  (d) Employee acknowledges that the restrictions contained in the foregoing subparagraphs (a), (b), and (c), in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any violation thereof would result in irreparable injuries to the Company for which monetary damages would not be an adequate remedy. Employee therefore acknowledges that, in the event that Employee shall violate any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other rights or remedies to which the Company may be entitled.

                  (e) If the period of time or the area specified in subparagraph (a) or (b) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof, or both, so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Employee violates any of the restrictions contained in the foregoing subparagraph (a) or (b) the applicable restrictive period shall not run in favor of

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

  Employee from the time of the commencement of any such violation until such violation shall be cured by Employee to the satisfaction of the Company.

                  (f) The provisions of this Section 12 hereof shall survive termination of Employee's employment hereunder.

              13. Prior Agreements. Employee represents to the Company (a) that there are no restrictions, agreements or understandings whatsoever, to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (b) that his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which he is a party or by which he is bound, and (c) that he is free to execute this Agreement and to enter into employment by the Company.

            14.   Miscellaneous.

                  (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege (collectively "Rights") under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Maryland, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman. The parties consent to the exclusive jurisdiction of the Federal and state courts located in Maryland.

                  (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:


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


      (i)   If to the Employee:

            Mr. Scott Stouffer
            14209 Floral Park Drive
            North Potomac, Maryland 20878

      (ii)  If to the Company:

            Visual Networks, Inc.
            2092 Gaither Road
            Suite 220 - I
            Rockville, MD 20850
            Attention:  Board of Directors
            Fax: (301) 208-8227

      With a copy to:

            Edwin M. Martin, Jr.
            Piper & Marbury
            1200 19th Street, N.W.
            Washington, D.C. 20036

           Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon Employee, his heirs and legal representatives.

                  (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photocopy or facsimile of this Agreement, with all signatures reproduced on one or more of its signature pages, shall be considered for all purposes as if it were executed counterpart of this Agreement.



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


                  (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of the may be invalid or unenforceable in whole or in part.

                  (g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, including without limitation, the Agreement in Principle, which is hereby terminated in its entirety. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (h) Section Heading. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (i) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.




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


                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WITNESS:

/S  Nancy A. Spangler                     /S  Scott E. Stouffer
---------------------                     ---------------------
                                          Scott Stouffer

ATTEST:                                   VISUAL NETWORKS, INC.

By: /S  Nancy A. Spangler                 By: /S  Robert Troutman
    ---------------------                     -------------------
   Title: Assistant Secretary                   Title: VP/Secretary


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
                            VISUAL NETWORKS, INC.
                  1997 EXECUTIVE COMPENSATION PLAN (Revised)

This revision to the 1997 compensation plan reflects changes to the Company's financial goals for 1997. This revised plan supersedes all previous plans. This document does not constitute an employment contract. Visual Networks is an "at will" employer and can terminate any employment relationship at any time with or without cause.

EMPLOYEE:  Scott Stouffer

TITLE:  President / CEO

COMPANY 1997 FINANCIAL METRICS

Original Plan              Revised External Plan        Revised Internal Plan
-------------              ---------------------        ---------------------
Revenues: $36 M            Revenues:  $23M              Revenues: $25M
GM%:  63%                  GM%:  64%                    GM% : 64%
Optg. Income: $4.8 M       Optg. Income: ($0.1M)        Optg. Income: $0.95M

COMPENSATION:
Annual Base Salary:  $165,000

No bonus will be earned if company fails to achieve all three financial metrics identified as the Revised External Plan.

If company achieves all three financial metrics identified as the Revised External Plan then bonus will be earned according to the following formula:

$20,000 + (0.5% times revenues in excess of $23M) + (1% times operating income in excess of a $100K operating loss)

Total Compensation at Revised External Plan:  $185,000
Total Compensation at Revised Internal Plan:  $205,500

Notes:
1. Revenue numbers are inclusive of actual recognized revenues, deferred VAR revenues, and revenue reserves other than for "questionable" transactions.
2. Payment of bonuses will be made following the availability of audited year end numbers.
3. As a participant in the 1997 Executive Compensation Plan, employee is not entitled to "traditional" raises to base salary on employment anniversary.


Approved by: /s/ SCOTT STOUFFER                   /s/ PETER MINIHANE
             -------------------------------      ------------------------------
             Scott Stouffer             Date      Peter Minihane            Date



Accepted by: /s/ SCOTT STOUFFER
             -------------------------------
             Employee                   Date

                            VISUAL NETWORKS, INC.
                  1997 EXECUTIVE COMPENSATION PLAN (Revised)

This revision to the 1997 compensation plan reflects changes to the Company's financial goals for 1997. This revised plan supersedes all previous plans. This document does not constitute an employment contract. Visual Networks is an "at will" employer and can terminate any employment relationship at any time with or without cause.

EMPLOYEE:  Robert Troutman

TITLE:  VP Product Operations

COMPANY 1997 FINANCIAL METRICS

Original Plan            Revised External Plan          Revised Internal Plan
-------------            ---------------------          ---------------------
Revenues: $36 M          Revenues:  $23M                Revenues: $25M
GM%:  63%                GM%:  64%                      GM%: 64%
Optg. Income: $4.8 M     Optg. Income: ($0.1M)          Optg. Income: $0.95M

COMPENSATION:
Annual Base Salary:  $140,000

No bonus will be earned if company fails to achieve all three financial metrics identified as the Revised External Plan.

If company achieves all three financial metrics identified as the Revised External Plan then bonus will be earned according to the following formula:

$20,000 + (0.25% times revenues in excess of $23M) + (1% times operating income in excess of a $100K operating loss)

Total Compensation at Revised External Plan:  $160,000
Total Compensation at Revised Internal Plan:  $175,500

Notes:
1. Revenue numbers are inclusive of actual recognized revenues, deferred VAR revenues, and revenue reserves other than for "questionable" transactions.
2. Payment of bonuses will be made following the availability of audited year end numbers.
3. As a participant in the 1997 Executive Compensation Plan, employee is not entitled to "traditional" raises to base salary on employment anniversary.


Approved by: /s/ SCOTT STOUFFER                   /s/ PETER MINIHANE
             -------------------------------      ------------------------------
             Scott Stouffer            Date       Peter Minihane           Date



Accepted by: /s/ ROBERT TROUTMAN
             -------------------------------
             Employee                  Date